Exhibit 99.6

ANNUAL MEETING OF STOCKHOLDERS OF

VIROLOGIC, INC.

                    , 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯Please detach along perforated line and mail in the envelope provided.¯

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
3. To elect two Class I directors to hold office until the 2007 Annual Meeting of Stockholders.

1.   To consider and vote upon a proposal to approve the issuance of ViroLogic common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 28, 2004, as amended on October 18, 2004, among ViroLogic, Inc., Apollo Acquisition Sub, Inc., a wholly-owned subsidiary of ViroLogic, Apollo Merger Subsidiary, LLC, a wholly-owned subsidiary of ViroLogic, and ACLARA BioSciences, Inc.

						☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	William Jenkins, M.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	William D. Young
☐	FOR ALL EXCEPT (See instructions below)

2.   To approve an amendment to ViroLogic’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of ViroLogic common stock by 100,000,000 shares to a new total of 200,000,000 shares.

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					4. To approve and adopt the ViroLogic 2004 Equity Incentive Plan.	☐	☐	☐
					5. To approve and adopt the ViroLogic 2000 Employee Stock Purchase Plan, as amended.	☐	☐	☐

6.   To ratify the selection, by the Audit Committee of the board of directors, of Ernst & Young LLP as the independent registered public accounting firm of ViroLogic for its fiscal year ending December 31, 2004.

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INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					ViroLogic may also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
THE EFFECTIVENESS OF PROPOSAL 1 IS CONDITIONED ON STOCKHOLDER APPROVAL OF PROPOSAL 2. ACCORDINGLY, IN THE EVENT THAT PROPOSAL 2 DOES NOT RECEIVE THE REQUISITE STOCKHOLDER VOTES, NEITHER PROPOSAL 1 NOR 2 WILL BECOME EFFECTIVE AND THE MERGER TRANSACTION WILL NOT BE CONSUMMATED.

These items of business are described in the attached joint proxy statement/prospectus, which we encourage you to read in its entirety before voting.

Only ViroLogic stockholders of record at the close of business on September 13, 2004 are entitled to notice of the annual meeting and to vote at the annual meeting and at any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Your vote is important regardless of the number of shares you own. We cannot complete the transaction unless proposal 1 is approved by a majority of the votes cast and proposal 2 is approved by the holders of a majority of the shares of ViroLogic common stock outstanding as of September 13, 2004, each as described above.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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VIROLOGIC, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2004

The undersigned hereby appoints William D. Young, Kathy L. Hibbs and Karen J. Wilson, and each of them as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ViroLogic, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 345 Oyster Point Boulevard, South San Francisco, California, 94080 on                                 , 2004 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 3 AND FOR PROPOSALS 1, 2, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

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